Exhibit 10.22

                                U.S. $10,000,000

                                CREDIT AGREEMENT


                           DATED AS OF OCTOBER 2, 1996


                              --------------------


                                 BY AND BETWEEN

                            NETWORK PERIPHERALS INC.

                                       AND

                      SUMITOMO BANK OF CALIFORNIA, AS AGENT

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT ("Agreement") is made as of October 2, 1996 by and among NETWORK PERIPHERALS INC., a Delaware corporation ("Borrower"), having its chief executive office at 1371 McCarthy Boulevard, Milpitas, California 95035, SUMITOMO BANK OF CALIFORNIA, a banking association ("Sumitomo"), having its head office at 320 California Street, San Francisco, California, and each other lender whose name is set forth on the signature pages hereof or which may hereafter execute and deliver an instrument of assignment with respect to this Agreement (individually, the "Bank," and collectively, the "Banks") and Sumitomo, as Agent.



I
                                   DEFINITIONS

       .1 Definitions. All capitalized terms used in this Agreement or in the Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

       Acquisition. Any transaction, or any series of related transactions, by which any Borrower or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the stock of a corporation having ordinary voting power for the election of directors, or (c) acquires control of fifty percent (50%) or more of the ownership interest in any partnership or joint venture.

       Adjusted LIBOR Rate. Applicable to any Interest Period, shall mean a rate per annum determined pursuant to the following formula:

                           ALR       =      [   LIBOR   ]*
                                            [ 1.00 - RP ]

                           ALR       =      Adjusted LIBOR Rate
                           LIBOR     =      London Interbank Offered Rate
                           RP        =      Reserve Percentage

                  * The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.

Where: "London  Interbank  Offered Rate"  applicable  to any  LIBOR Loan for any
                  Interest Period means the rate of interest determined by Agent to be the prevailing rate per annum at which deposits in U.S. dollars are offered to Sumitomo by first-class banks in the interbank eurodollar market in which it regularly participates on or about 10:00 a.m. (California time) two (2) Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

                  "Reserve Percentage" applicable to any Interest Period means the maximum reserve percentage (expressed as a decimal), whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

         Affected Loans. Has the meaning set forth in Section 2.9(a).

         Agent. Sumitomo Bank of California, solely in its capacity as Agent.

         Agreement. This Agreement, as the same may be supplemented or amended from time to time.

         Assignment  and  Acceptance.  Has the  meaning  set  forth  in  Section
9.10(a).

         Authorized Officer. Has the meaning set forth in Section 2.2(a).

         Bank or Banks. Sumitomo and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement.

         Borrower.  Network Peripherals Inc., a Delaware corporation.

         Business Day. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which Banks in California are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. dollar deposits in the London interbank eurodollar market.

                                       2.

         Capital Expenditures. Means all payments for acquisitions or for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year and which are required to be capitalized under generally accepted accounting principals, including Capital Lease Obligations.

         Capital Lease. Means, as to any person, any lease of any property by such person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such person prepared in accordance with generally accepted accounting principals.

         Capital Lease Obligation. Means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with generally accepted accounting principals, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

         Closing Date. Means the date at which each of the conditions precedent, set forth in Section III to the making of the initial Loan hereunder, shall have been duly fulfilled or satisfied by Borrower.

         Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Commitment.  The  amount  set  forth  next to the name of each  Bank on
Schedule 1 now or hereafter attached hereto (and as adjusted from time to time).

         Commitment Amount. $10,000,000 in the aggregate, or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Section 2.5 or Section 7.2.

         Consolidated Current Assets. At any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

         Consolidated Current Liabilities. At any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries as at such date, plus, to the extent not already included therein, all Loans and all Indebtedness that are payable upon demand or within one (1) year from the date of determination thereof.

                                       3.

         Consolidated Tangible Net Worth. At any date as of which the amount thereof shall be determined, the Consolidated Total Assets of Borrower and its Subsidiaries minus (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses,
(c) all reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in Section 4.6, and (e) the value of any minority interests in Subsidiaries, and (ii) Consolidated Total Liabilities, plus (iii) the sum of non-cash charges to the book value of assets resulting from accounting adjustments made in relation to the acquisition of NuCom Systems, Inc. and such future Acquisitions, if any, as may be made pursuant to the terms of this Agreement.

         Consolidated Total Assets. At any date as of which the amount thereof shall be determined, all assets that should, in accordance with generally accepted accounting principles, be classified as assets on the balance sheet of Borrower and its Subsidiaries.

         Consolidated Total Liabilities. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, including in any event all Indebtedness.

         Contingent  Liabilities.  As applied to Borrower and its  Subsidiaries,
(i) any Guarantee of Borrower or its Subsidiaries; and (ii) any direct or indirect obligation or liability, contingent or otherwise, of Borrower or its Subsidiaries, (a) in respect of any letter of credit or similar instrument issued for the account of Borrower or its Subsidiaries as to which such entity is otherwise liable for reimbursement of drawings, (b) to purchase any materials, supplies or other property from, or to obtain the services of, another person or entity if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, (c) with respect to the Indebtedness of any partnership or joint venture as to which such entity is a partner or joint venturer, or (d) in respect of any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to Borrower or any of its Subsidiaries. The amount of any Contingent Obligation shall (subject, in the case of Guarantees, to the last sentence of the definition of "Guarantee") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (ii)(d) of this definition, be marked to market on a current basis.

         Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

                                       4.

         Current Maturity of Long Term Debt. At any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as the current portion of all Loans and Indebtedness that are payable after one (1) year from the date of determination thereof.

         Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         Designated Deposit Account. A demand deposit account maintained by Borrower with Sumitomo.

         Disclosure Letter. That letter of even date herewith of Borrower disclosing certain exceptions to the representations and warranties set forth herein.

         Encumbrances. Has the meaning set forth in Section 6.4.

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

         Event of Default. Has the meaning set forth in Section 7.1.

         Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of San Francisco, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

                                       5.

         Financial Institution. Any (i) bank, savings bank, savings and loan association or insurance company, (ii) pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company, (iii) investment company owned by any bank, savings bank, savings and loan association or insurance company, or (iv) investment banking company.

         Financing Statements. Means the UCC-1 financing statements to be executed and delivered by Borrower pursuant to Section 3.1(b).

         Guarantees. As applied to Borrower and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity. The amount of any Guarantee shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

         Hazardous Material. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste," "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower and any of its Subsidiaries; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         Indebtedness. As applied to Borrower and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments,
(iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by Borrower or

                                       6.

any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of Borrower and its Subsidiaries, (v) all Guarantees, (vi) all net obligations with respect to Rate Contracts, and (vii) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by Borrower or any of its Subsidiaries.

         Indemnified Person. Has the meaning set forth in Section 9.3(a).

         Indemnified Liabilities. Has the meaning set forth in Section 9.3(a).

         Intellectual   Property  Security  Agreements.   Means  the  grants  of
intellectual property to be entered into as of the date hereof by Borrower, substantially in the form of Exhibit C hereto.

         Interest Period. With respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending thirty (30), sixty (60) or ninety (90) days thereafter, as Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:

                        (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                       (ii) any Interest Period applicable to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                       (iii) any Interest Period during the Revolving Credit Period that would otherwise end after the Maturity Date shall end on the Maturity Date;

                       (iv)  notwithstanding  clause  (ii)  above,  no  Interest
         Period applicable to a LIBOR Loan shall have a duration of less than one (1) month, and if any Interest Period applicable to such Loans would be for a shorter period, such Interest Period shall not be available hereunder.

         Investment. As applied to Borrower and its Subsidiaries, the purchase or acquisition, valued at cost, of any share of capital stock, partnership interest, joint venture interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with

                                       7.

bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

         Joint Venture. A corporation, partnership, joint venture or other similar arrangement (whether created pursuant to contract or conducted through a separate entity) now or hereafter formed or maintained by Borrower or any of its subsidiaries with another person or entity in order to conduct a common venture or enterprise with such person or entity.

         Letter of Credit. Any letter of credit issued pursuant to Section 2.3 of this Agreement, and "Letters of Credit" means all such letters of credit, collectively.

         Letter of Credit Maturity Date.  Means November 30, 1997.

         Letter of Credit Sublimit. $5,000,000 in the aggregate, or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Section 2.5 or Section 7.2.

         LIBOR Loan. Any Loan bearing interest at a rate determined with reference to the Adjusted LIBOR rate.

         Loan. A loan made to Borrower by the Banks pursuant to Section 2.1 and may be a Prime Rate Loan or a LIBOR Loan depending upon the context. "Loans" means all of such loans, collectively.

         Loan Documents. Any and all of this Agreement, the Note, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of Borrower to Agent on behalf of the Banks, or any Bank or their authorized designee evidencing or otherwise relating to the Loans and the Letters of Credit, as the same may from time to time be amended, modified, supplemented or renewed.

         Majority Banks. Means at any time the Banks then holding in excess of fifty percent (50%) of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, the Banks then having in excess of fifty percent (50%) of the Commitments.

         Material Adverse Effect. (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower or Borrower and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of Borrower to perform under any Loan Document and avoid any Event of Default; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

         Maturity Date. Means July 31, 1997.

                                       8.

         Maximum  Availability.  Shall  have the  meaning  set forth in  Section
2.1(a).

         NASDAQ. Means the National Association of Securities Dealers Automated Quotations.

         Note. A promissory note of Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of Borrower to Agent, for and on behalf of the Banks, to repay the Loans.

         Notice of Borrowing or Conversion. Has the meaning set forth in Section 2.2.

         Obligations. Any and all obligations of Borrower to the Banks and/or Agent arising in connection with this Agreement or the other Loan Documents of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

         Participant.  Has the meaning set forth in Section 9.10(d).

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Permitted Encumbrances.  Has the meaning set forth in Section 6.4.

         Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one (1) employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) Plan years made contributions.

         Prime Rate. Equals the rate of interest set from time to time by Sumitomo at its head office in San Francisco, California as its Prime Rate. The Prime Rate is determined by Sumitomo as a means of pricing credit extensions to some customers and is neither tied to any external rate of interest or index nor is it necessarily the lowest rate of interest charged by Sumitomo at any given time for any particular class of customers or credit extensions. Any changes in the interest rate resulting from a change in the Prime Rate shall take effect without notice on the date specified at the time the Prime Rate is set.

                                       9.

         Prime Rate Loan. Any Loan bearing interest determined with reference to the Prime Rate.

         Qualified Investments. As applied to Borrower and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts or commercial paper of Sumitomo; (iii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $200,000,000, (iv) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (v) any repurchase agreement secured by any one or more of the foregoing, and (vi) any Investments permitted by Borrower's written and then-current investment policy, as amended from time-to-time, provided that such investment policy (and any such amendments thereto) has been approved in writing by the Requisite Banks, such approval not to be unreasonably withheld.

         Rate Contracts. Interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

         Related Documents.  Has the meaning set forth in Section 2.3(d)(i).

         Requirement of Law. As to any person or entity, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon the person or entity or any of its property is subject.

         Requisite Banks. At any time the Banks then holding at least seventy percent (70%) of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, the Banks then having at least seventy percent (70%) of the Commitments.

         Responsible Officer. The President and Chief Executive Officer, the Chief Financial Officer or the Chairman of the Board of Borrower.

         Revolving Credit Period. The period beginning on the date of this Agreement and extending through and including the Maturity Date or such earlier date on which the Commitments to make Loans are terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof.

         Security Agreement. Means the Security Agreement to be entered into as of the date hereof by and between Borrower and Agent, on behalf of the Banks, substantially in the form of Exhibit B hereto.

                                       10.

         Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which fifty percent (50%) or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by Borrower or a Subsidiary of Borrower; or any other such organization the management of which is directly or indirectly controlled by Borrower or a Subsidiary of Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which Borrower has a fifty percent (50%) or more ownership interest.

         .2 Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in
Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein. In the event that generally accepted accounting principles change during the term of this Agreement such that the financial covenants contained in Section 5.7 would then be calculated in a different manner or with different components, (i) Borrower and Banks agree to negotiate to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in generally accepted accounting principles, and (ii) Borrower shall be deemed to be in compliance with the financial covenants contained in such
Section 5.7, pending reaching agreement on such amendment, for a period of sixty
(60) days following any such change in generally accepted accounting principles if and to the extent that the Borrower would have been in compliance therewith under generally accepted accounting principles as in effect immediately prior to such change.

II
                              DESCRIPTION OF CREDIT

         .1 Commitment to Lend

            (a) Revolving Line of Credit. Subject to the terms and conditions hereof, each Bank severally agrees to make Loans to Borrower up to the amount of its Commitment, from time to time until the close of business on the Maturity Date, in such sums as Borrower may request, provided that the aggregate principal amount of all Loans at any one time outstanding hereunder shall not exceed the Commitment Amount less the aggregate principal amount undrawn under Letters of Credit then outstanding (the "Maximum Availability").

            (b) General Provisions Relating to Loans. Each Loan made by a Bank hereunder shall, at Borrower's option in accordance with the terms of this Agreement, be either in the form of a Prime Rate Loan or a LIBOR Loan; provided, however, that the amount of any LIBOR Loan shall be not less than $500,000 or any integral multiple of $100,000 in excess

                                       11.

thereof. Borrower may borrow, prepay pursuant to Section 2.11 and reborrow, from the Closing Date until the Maturity Date, the full amount of the Commitment Amount or any lesser sum that is at least $100,000 provided, however, no LIBOR Loan shall have an Interest Period ending after the Maturity Date.

            (c) Repayment of Principal Amount of Loans. Subject to the terms of this Agreement relating to optional earlier repayment of Loans and the acceleration of maturities, the Loans shall be fully due and payable on the Maturity Date.

            (d) Conversion and Continuation Elections. Provided that no Default shall have occurred and be continuing Borrower may:

                        (i) elect to convert, on any Business Day any Prime Rate Loan (or any portion thereof in an amount equal to $500,000 or any integral multiple of $100,000 in excess thereof) into a LIBOR Loan; or

                        (ii) elect to convert, on any Interest Payment Date, any LIBOR Loan maturing on such Interest Payment Date (or any portion thereof) into a Prime Rate Loan; or

                        (iii) elect to continue, on any Interest Payment Date, any LIBOR Loan maturing on such Interest Payment Date (or any portion thereof in an amount equal to $500,000 or any integral multiple of $100,000 in excess thereof);

provided, that if the aggregate amount of LIBOR Loans shall have been reduced by payment, prepayment or conversion of a portion thereof to be less than $500,000, such LIBOR Loans shall automatically convert into Prime Rate Loans; provided, further that in no event shall there be more than five (5) LIBOR Loans outstanding at any one time. Borrower shall give Agent prior notice of each such conversion or continuance (which notice shall be effective upon receipt) in accordance with Section 2.2.

            (e) Availability of Loans. The obligation of the Banks to make Loans and issue or participate in Letters of Credit hereunder shall be limited at any time to the Maximum Availability. Nothing contained in this Agreement shall under any circumstance be deemed to require any Bank to make any Loan or participate in the issuance of any Letter of Credit hereunder which, in the aggregate principal amount, taking into account the making of such Loan or participation in such Letter of Credit, exceeds such Bank's Commitment.

         .2 Notice And Manner Of Borrowing Or Conversion Of Loans

            (a) Whenever Borrower desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of another type provided for in this Agreement, an Authorized Officer, as defined below, of Borrower shall notify Agent (which notice shall be irrevocable) by telefax, telegraph or telephone received no later than 10:00 a.m. San Francisco

                                       12.

time on the date two (2) Business Days before the day on which the requested Loan is to be made or continued as or converted to a Prime Rate Loan, and received no later than 10:00 a.m. San Francisco time on the date three (3)
Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Loan. Such notice shall specify (i) the effective date and amount of each Loan or portion thereof to be continued or converted, subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.7). Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof by Borrower in substantially the form of Exhibit D hereto, provided that if such written confirmation of a notice given by telefax, telegraph or telephone differs in any material respect from the action taken by Agent, the records of Agent shall control absent manifest error. For purposes of this Agreement, "Authorized Officer" shall mean any officer of Borrower whose name and signature are set forth in Borrower's resolution authorizing such activity.

            (b) Agent shall promptly notify each Bank as to the content of each Notice of Borrowing or Conversion and Agent's determination as to whether conditions to the making of the Loan have been satisfied. Not later than 12:00 noon, San Francisco time, on the date of such borrowing, each Bank shall make available its pro rata share of such borrowing in immediately available funds, by wiring the proceeds thereof to Agent for the account of Borrower. Upon satisfaction of the applicable conditions precedent set forth in Section 3, the amount of the Loan shall be credited in immediately available funds to the Designated Deposit Account.

         .3 Letters Of Credit

            (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, at any time and from time to time from the Closing Date hereof through the Business Day immediately prior to the Maturity Date, Sumitomo shall issue for the account of Borrower such letters of credit ("Letters of Credit") as Borrower may request to a maximum aggregate principal amount equal to the Letter of Credit Sublimit, which request shall be made by delivering to Agent a duly executed letter of credit application on Sumitomo's standard form; provided that each such Letter of Credit (i) is denominated in U.S. dollars, (ii) supports an obligation maturing before the Letter of Credit Maturity Date, (iii) requires a drawing based on a sight draft, and (iv) is issuable without violating any Requirement of Law. Notwithstanding anything to the contrary contained in this Agreement, upon issuing any such Letter of Credit, the aggregate principal amount undrawn under all Letters of Credit then outstanding shall not exceed the Commitment Amount less the amount of all Loans then outstanding. No Letter of Credit shall have an expiration date that is later than the Letter of Credit Maturity Date.

            (b) Unless otherwise expressly provided therein, each beneficiary named by Borrower with respect to a Letter of Credit issued hereunder shall be permitted to make only one draw under such Letter of Credit. Upon the making of such draw under a Letter of Credit by

                                       13.

such beneficiary, the full amount of such draw shall be immediately due and payable by Borrower to Sumitomo. Sumitomo shall immediately notify Borrower, the Banks and Agent of the amount of such draw. Borrower shall reimburse Sumitomo, in immediately available funds, for the full amount of such draw prior to 1:00 p.m. (San Francisco time) on the date of such draw. If Borrower does not reimburse Sumitomo by 1:00 p.m. as provided in this Section, and upon receipt of notice from Sumitomo, each Bank shall be deemed to have purchased a participation from Sumitomo in the original principal amount of such Letter of Credit equal to an amount proportionate to such Bank's pro rata share of the Commitment Amount.

            (c) Upon receipt of notice from Sumitomo that Borrower has not reimbursed Sumitomo for any payment made by Sumitomo under a Letter of Credit hereunder, Agent shall, with notice to all Banks, cause a Prime Rate Loan to be made by the Banks in an aggregate amount equal to the amount drawn under the Letter of Credit (plus any unpaid commission). The proceeds of such Prime Rate Loan shall be applied to reimburse each Bank for such Bank's pro rata share of the payment required to be made by Sumitomo under the Letter of Credit. In the event that a Prime Rate Loan shall be made to Borrower pursuant to this Section, such Prime Rate Loan shall be deemed to have been made as of the date of the draw under the respective Letter of Credit and interest shall accrue thereon at the same rate as provided for other Prime Rate Loans under this Agreement.

            (d) Without limiting Borrower's rights as set forth in Section 2.3(e) below, the obligation of Borrower to immediately reimburse Sumitomo for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever, including, without limitation, the following circumstances:

                        (i) Any lack of validity or enforceability of a Letter of Credit, the obligation supported by a Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

                        (ii) Any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

                        (iii) The existence of any claim, set-off, defense or other rights which Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Banks, Agent or any other person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

                        (iv) Any breach of contract or other dispute between Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Banks, Agent or any other person;

                                      14.

                        (v) Any draft, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                        (vi) Any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Sumitomo, with or without notice to or approval by Borrower in respect of any of Borrower's indebtedness under this Agreement; or

                        (vii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            (e) Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of each Letter of Credit; provided, however, this assumption with respect to Agent and the Banks, including Sumitomo, is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against any such beneficiary or transferee of a Letter of Credit at law or under any other agreement. Neither Agent, nor any Bank, including Sumitomo, nor any of their officers or directors shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary and any transferee of any Letter of Credit in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided, however, notwithstanding anything to the contrary contained in the preceding clauses (i), (ii) and (iii), Borrower shall have a claim against Sumitomo, and Sumitomo shall be liable to Borrower for any direct damages, but not for any consequential or punitive damages, suffered by Borrower which Borrower proves were caused by Sumitomo's willful failure to pay under a Letter of Credit after the presentation to it by any beneficiary (or person to whom such Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of such Letter of Credit or by Sumitomo's grossly negligent payment under a Letter of Credit other than in accordance with the terms thereof. In furtherance and not in limitation of the foregoing, Sumitomo may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         .4 Fees

            (a) Borrower shall pay to Agent, for its own account, a facility fee equal to two-tenths of one percent (0.20%) of the Commitment Amount. Although the facility fee is fully earned by and unconditionally due Agent on the Closing Date, Agent has agreed that Borrower may pay such facility fee in four equal quarterly installments of Five Thousand Dollars ($5,000), beginning with a payment on the Closing Date and continuing on the same day of each subsequent calendar quarter.

                                      15.

            (b) Borrower shall pay to Agent a nonrefundable issuance fee with respect to each Letter of Credit issued hereunder equal to one and one-quarter percent (1.25%) per annum of the face amount of such Letter of Credit which fee shall be due and payable upon issuance.

         .5 Reduction of Commitment Amount. Borrower may from time to time by written notice delivered to Agent at least five (5) Business Days prior to the date of the requested reduction, reduce by integral multiples of $1,000,000 any unborrowed portion of the Commitment Amount or the Letter of Credit Sublimit, provided that the effect of such reduction shall not cause the principal amount of the Loans and the undrawn amount of the Letters of Credit then outstanding to exceed the Commitment Amount as so reduced or cause the undrawn amount of the Letters of Credit then outstanding to exceed the Letter of Credit Sublimit. No reduction of the Commitment Amount shall be subject to reinstatement and no reduction of the Commitment Amount shall result in a rebate or return of the facility fee or any portion of the facility fee payable pursuant to Section 2.4.

         .6 The Note

            (a) The Loans shall be evidenced by the Note, payable to the order of Agent for the account of the Banks, in the Commitment Amount and having a final maturity of the Maturity Date. The Note shall be dated as of the date hereof and shall have the blanks therein appropriately completed.

            (b) Agent shall, and is hereby irrevocably authorized by Borrower to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. Agent is hereby irrevocably authorized by Borrower to attach to and make a part of the Note a continuation of any such schedule as and when required. No failure on the part of Agent to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of the Banks or Borrower with respect thereto.

            (c) Upon the request of any Bank made through Agent, the Loans made by the Banks may be evidenced by one or more notes in favor of each Bank and Agent shall, upon redelivery of the Note to Borrower, substitute such notes in lieu of the Note. After such substitution, each Bank shall endorse on the schedules annexed to the note(s) in its favor the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Borrower with respect thereto. Each Bank is irrevocably authorized by Borrower to endorse the note(s) in its favor and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Borrower hereunder or under any such note to such Bank. After the substitution of notes in favor of the

                                      16.

Note as contemplated in this Agreement, each reference herein to the Note shall refer to all such notes issued in substitution therefor.

         .7 Duration Of Interest Periods

            (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Conversion. Subject to
Section III, Borrower shall have the option to elect a subsequent Interest Period to be applicable to such LIBOR Loan, or to convert a LIBOR Loan to a Prime Rate Loan, by giving notice of such election to Agent received no later than 10:00 a.m. San Francisco time on the date two (2) Business Days before the end of the then applicable Interest Period, if such LIBOR Loan is to be converted to a Prime Rate Loan, and three (3) Business Days before the end of the then applicable Interest Period if such Loan is to be continued as a LIBOR Loan.

            (b) If Agent does not receive a notice of election of duration of an Interest Period for a LIBOR Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default exists, Borrower shall be deemed to have elected to convert such LIBOR Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto.

            (c) Notwithstanding the foregoing, Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Maturity Date.

            (d) Subject to the provisions of Section II and the provisions of the definition of Interest Period, Borrower may elect from time-to-time to convert outstanding Prime Rate Loans to LIBOR Loans by giving Agent notice no later than required pursuant to Section 2.2(a). The duration of each Interest Period applicable to the Prime Rate Loan to be converted to a LIBOR Loan shall be specified in the applicable Notice of Borrowing or Conversion.

         .8 Interest Rates And Payments Of Interest

            (a) Prime Rate Loans. Each Prime Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate. Such interest shall be payable on the first Business Day of each month commencing on the first such day after the Closing Date, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

            (b) LIBOR Loans. Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted LIBOR Rate plus two and one-half percent (2.50%). Such interest shall be payable for such Interest Period on the last day thereof and when such LIBOR Loan is due (whether at

                                      17.

maturity, by reason of acceleration or otherwise), and on the last Business Day of each month during such Interest Period that has a duration of more than thirty (30) days.

         .9 Changed Circumstances

            (a) In the event that:

                        (i) on any date on which the Adjusted LIBOR Rate would otherwise be set, Agent or any Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the London Interbank Offered Rate, or

                        (ii) at any time Agent or any Bank shall have determined in good faith (which determination shall be final and conclusive) that:

                                 (A) the making or continuation of or conversion
     of any Loan to a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the London interbank eurodollar market or the market for certificates of deposit maintained by dealers in San Francisco of recognized standing or
     (2) compliance by any Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                                 (B) the  Adjusted  LIBOR  Rate  shall no longer
     represent the effective cost to any Bank for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, Agent shall forthwith so notify Borrower thereof. Until Agent notifies Borrower that the circumstances giving rise to such notice no longer apply, the obligation of Agent to allow selection by Borrower of the type of Loan affected by the contingencies described in this Section 2.9(a) (herein called "Affected Loans") shall be suspended. If at the time Agent so notifies Borrower, Borrower has previously given Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and Borrower may borrow Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

     Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to

                                      18.

Section 2.14,  and may borrow a Loan of another type in accordance  with Section
2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

            (b) In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                        (i) subjects Agent or any Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of any Bank imposed by the United States of America or any political subdivision thereof), or

                        (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Bank (other than such requirements as are already included in the determination of the Adjusted LIBOR Rate), or

                        (iii) imposes upon any Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to such Bank, reduce the income receivable by such Bank or impose any expense upon such Bank with respect to any Loans, such Bank shall notify Borrower thereof. Borrower agrees to pay to such Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error; provided, however, that Borrower shall not be liable for any such amount attributable to any period prior to the date 180 days prior to the date of such statement; provided, further, that before making such demand, each Bank or Agent, as the case may be, agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid, or reduce the amount of, such additional cost or a reduced amount, and would not be, in the reasonable judgment of such Bank or Agent, as the case may be, otherwise disadvantageous to the Bank or Agent, as the case may be; provided, further, that Borrower shall not be obligated to pay any Bank or Agent for any additional amount otherwise payable pursuant to this Section 2.9, to the extent such amount is reflected in adjustments to the interest rates applicable to the Loans.

         Any and all payments by Borrower to each Bank or Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Agent, such taxes (including income taxes or

                                      19.

franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or Agent, as the case may be, is organized or maintains an office or any political subdivision thereof.

         .10 Capital Requirements. If after the date hereof any Bank determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank shall notify Borrower thereof. Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement in the amount and setting forth such Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error; provided, however, that Borrower shall not be liable for any such amount attributable to any period prior to the date 180 days prior to the date of such statement; provided, further, that Borrower shall not be obligated to pay any Bank or Agent for any additional amount otherwise payable pursuant to this Section 2.10 to the extent such amount is reflected in adjustments to the interest rates applicable to the Loans; and provided, further, that Borrower shall not be liable for any amount already accounted for in accordance with provisions of Section 2.9(b). In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         .11 Payments And Prepayments of the Loans. Loans that are LIBOR Loans may be prepaid without premium or penalty on the last day of any Interest Period applicable thereto and, subject to payment of amounts required pursuant to
Section 2.14, may be prepaid at any other time, in each case upon three (3) Business Days' irrevocable notice. Loans that are Prime Rate Loans may be prepaid at any time, without premium or penalty, upon one (1) Business Day's irrevocable notice. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section
2.14. No prepayment of the Loans during the Revolving Credit Period shall affect the Commitment Amount or impair Borrower's right to borrow as set forth in
Section 2.1.

         .12 Method of Payment. All payments and prepayments of principal and all payments of interest, fees and other amounts payable hereunder shall be made by Borrower to Agent for the account of each Bank at 84 West Santa Clara Street, Suite 700, San Jose,

                                      20.

California 95113, Attention: Commercial Banking Office - Network Peripherals, in immediately available funds, on or before 10:00 a.m. (San Francisco time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments and without set-off, recoupment or counterclaim on the last day of each month that such payment is due. Interest payments shall be made by automatic direct debit to the Designated Deposit Account, or such other accounts with Sumitomo as designated in writing by Borrower. If an Event of Default has occurred and is continuing, with respect to any commitment fee, facility fee, or other fee, or any other cost or expense, including reasonable attorney costs, due and payable to Agent or Sumitomo under the Loan Documents, Borrower hereby irrevocably authorizes Sumitomo to debit the Designated Deposit Account, or such other accounts with Sumitomo as maintained by Borrower, in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Sumitomo's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit of fees, costs or expenses under this Section 2.12 shall be deemed a setoff. Further, Agent may, and Borrower hereby authorizes Agent to, debit the amount of any payment not made by such time to the Designated Deposit Account of Borrower with Agent. Agent will promptly distribute to each Bank its share of such payment according to each Bank's Commitment (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

         .13 Overdue Principal. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to (a) if such due date occurs prior to the end of an Interest Period, two percent (2%) above the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, two percent (2%) above the Prime Rate; and (b) in all other cases, two percent (2%) above the rate then applicable to Prime Rate Loans.

         .14 Payments Not at End of Interest Period. If Borrower for any reason makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, or fails to borrow or continue or convert to a LIBOR Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2.2, Borrower shall pay to Agent for the account of each Bank an amount computed pursuant to the following formula:

                                    L = (R - T) x P x D
                                            360

                                      21.

         L        =        amount payable to Agent for the account of the Banks
         R        =        interest rate on such Loan
         T        =        effective  interest  rate  per  annum  at  which  any
                           readily  marketable  bond or other  obligation of the
                           United   States,    selected   at   Sumitomo's   sole
                           discretion,  maturing  on or near the last day of the
                           then  applicable  Interest Period of such Loan and in
                           approximately  the same  amount  as such  Loan can be
                           purchased  by Sumitomo on the day of such  payment of
                           principal or failure to borrow or continue or convert
         P        =        the amount of principal prepaid or the amount of  the
                           requested Loan
         D        =        the number of days remaining in the  Interest  Period
                           as of the date of such payment or the number of days of the requested Interest Period

Borrower shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

         .15 Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

         .16 Right to Replace Bank. If Borrower shall, as a result of the requirements of Section 2.9(a), 2.9(b) or 2.10 be required to pay any Bank the additional costs referred to in such Sections or if any Bank fails to make available its ratable portion of any Borrowing, Borrower shall have the right to substitute another Financial Institution satisfactory to Agent (whose approval will not be unreasonably withheld) for such Bank which has submitted an invoice for such additional cost or has failed to make available its ratable portion of any Loan. Any such substitution shall be on terms and conditions satisfactory to Agent. Until such time as such substitution shall be consummated, Borrower shall continue to pay any additional cost invoiced by such Bank and shall continue to pay all other amounts payable to such Bank hereunder. Upon any such substitution, Borrower shall pay or cause to be paid to the Bank that is being replaced, all principal, interest (as of the date of such substitution) and other amounts owing hereunder to such Bank.

III
                               CONDITIONS OF LOAN

                                      22.

         .1 Conditions Precedent to Initial Loan. The obligation of the Banks to make the initial Loan and to issue the first Letter of Credit hereunder is subject to the condition precedent that the Banks shall have received, in form and substance satisfactory to the Banks and their respective counsel, the following:

            (a) this Agreement and the Note, duly executed by Borrower;

            (b) the Security Agreement, the Intellectual Property Security Agreements, the Financing Statements and such other security documents as the Banks require to create and perfect a first priority security interest in favor of Agent and the Banks in all assets of Borrower, including but not limited to all of Borrower's accounts receivable, inventory, general intangibles and fixed assets, and excluding only such assets as are on lease to Borrower, duly executed by Borrower;

            (c) a certificate of the Secretary or an Assistant Secretary of Borrower with respect to resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement and the Loan Documents, and providing specimen signatures of such officers;

            (d) the articles of incorporation of Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of the state of its incorporation, each certified by said Secretary of State as being a true and correct copy thereof;

            (e) the Bylaws of Borrower and all amendments and supplements thereto, certified by its Secretary or an Assistant Secretary as being a true and correct copy thereof;

            (f) a certificate of the Secretary of State of each of Delaware and California as to legal existence and good standing in such state and listing all documents on file in the office of said Secretary of State;

            (g) a certificate of each of the Delaware and California Franchise Tax Boards as to the tax good standing of Borrower;

            (h) an opinion addressed to Agent from Borrower's counsel, Gray Cary Ware & Freidenrich, substantially in the form of Exhibit F hereto;

            (i) certified copies, dated close to the date hereof, of requests for copies or information (Form UCC-3 or equivalent), or certificates, dated close to the date hereof, satisfactory to the Banks, of a UCC Reporter Service, listing all effective financing statements which name Borrower and/or each of Borrower's Subsidiaries as debtor and which are filed in the appropriate offices in the State of California, together with copies of such financing statements, and accompanied by written evidence (including UCC termination

                                      23.

statements) satisfactory to the Banks that the Encumbrances indicated in any such financing statements are either permitted hereunder or have been terminated or released;

            (j) payment  from  Borrower of the facility fee set forth in Section
2.4 hereof;

            (k) payment from Borrower of an amount equal to the aggregate of Agent's and the Banks' good faith estimate of all fees (including reasonable attorneys' fees incurred in the initial drafting and preparation of the Loan Documents), costs, expenses and other disbursements incurred by Agent and the Banks in connection with this Agreement and the transactions contemplated hereunder, including, without limitation, the negotiation and preparation of this Agreement and the other Loan Documents, which payment shall be subject to post-closing adjustment following receipt by Agent of all final invoices;

            (l) the Disclosure Letter, duly executed by Borrower;

            (m) an executed original of the Report of Chief Financial Officer in the form of Exhibit E hereto dated as of the date of such initial loan showing Borrower's financial condition as of the last day of the quarter most recently ended;

            (n) a copy of Borrower's current written investment policy certified by Borrower's Chief Financial Officer as being a true and correct copy thereof; and

            (o) such other documents, and completion of such other matters, as counsel for the Banks may deem necessary or appropriate.

         .2 Conditions Precedent to All Loans. The obligation of the Banks to make each Loan, including the initial Loan, or continue or convert Loans to Loans of another type, or to issue, or extend or modify any Letter of Credit, is further subject to the following conditions:

            (a) timely receipt by Agent of the Notice of Borrowing or Conversion as provided in Section 2.2;

            (b) receipt by Agent of a certificate signed by a Responsible Officer stating that: the representations and warranties contained in Section IV are true and accurate in all material respects on and as of the date of the Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default has occurred or is continuing, or will result from such Loan or Letter of Credit;

            (c) the resolutions referred to in Section 3.1(c) shall remain in full force and effect;

                                      24.

            (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for Agent or any Bank, would make it illegal or against the policy of any governmental agency or authority for the Banks to make Loans or issue Letters of Credit hereunder; and

            (e) Borrower shall have opened and maintained the Designated Deposit Account.

     The making of each Loan and issuance of each Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date of the making, continuation or conversion of such Loan and issuance of such Letter of Credit as to the accuracy of the facts referred to in subsection (b) of this
Section 3.2.

IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, Borrower represents and warrants to the Banks that:

         .1 Organization and Qualifications. Each of Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification except where the failure to so qualify cannot reasonably be expected to have a Material Adverse Effect.

         .2 Corporate Authority. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated hereby are within the corporate power and authority of Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the shareholders of Borrower, (b) contravene any provision of the charter documents or by-laws of Borrower or any law, rule or regulation applicable to Borrower, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other material agreement, instrument, order or undertaking binding on Borrower, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of Borrower, other than Permitted Encumbrances.

         .3 Valid Obligations. This Agreement and the Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy,

                                      25.

insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         .4 Consents Or Approval. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except as contemplated by the Loan Documents.

         .5 Title to Properties; Absence of Encumbrances. Each of Borrower and its Subsidiaries has good and marketable title to all of the material properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances.

         .6 Financial Statements. Borrower has furnished Agent its consolidated balance sheet as of December 31, 1995, and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Price Waterhouse. Borrower has also furnished Agent its consolidated balance sheet as of March 31, 1996, and its consolidated statements of income for the three (3) months then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as of such dates and the results of the consolidated operations of Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, as of the respective dates of such financial statements not disclosed in such financial statements that involve a material amount.

         .7 Changes. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes, other than changes in the ordinary course of business, in the assets, liabilities, financial condition, or business of Borrower and its Subsidiaries the effect of which has, in the aggregate, been materially adverse.

         .8 Defaults As of the date of this Agreement, no Default exists.

         .9 Taxes. Borrower and each Subsidiary have filed all federal, state and other material tax returns required to be filed, and all material taxes, assessments and other governmental charges due from Borrower and each Subsidiary have been fully paid or Borrower or such Subsidiary has established on its books reserves adequate for the payment of all federal, state and other material tax liabilities.

                                      26.

         .10 Litigation. Except as described in the Disclosure Letter - Item 4.10, there are no claims, actions, suits, proceedings or other litigation pending or, to the best of Borrower's knowledge, after due inquiry, threatened against Borrower or any of its Subsidiaries, at law or in equity, before any governmental agency or, to the best of Borrower's knowledge, after due inquiry, any investigation by any governmental agency of Borrower's or any of its Subsidiaries' affairs, properties or assets which could reasonably be expected to have a Material Adverse Effect on Borrower and its Subsidiaries. Neither Borrower nor any of its Subsidiaries has any Contingent Liabilities which would, if adversely determined, have a Material Adverse Effect.

         .11 Material Contracts.  Except as described in the Disclosure Letter -
Item 4.11, there are no effective contracts or agreements (whether written or oral) to which Borrower is a party and which (a) could involve the payment or receipt by Borrower after the date of this agreement of more than $250,000 or
(b) otherwise materially affect the business, operations or financial condition of Borrower. Except as disclosed in the Disclosure Letter - Item 4.11, there are no material defaults under any of the foregoing contracts by Borrower, and, to the best of Borrower's knowledge, by any other party to such contracts.

         .12 Executive Offices and Inventory and Equiptment Locations. The current location of Borrower's chief executive offices and principal places of business as well as the location of any material amounts of inventory or equipment are set forth in the Schedule 4.12.

         .13 Use of Proceeds. Borrower does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans and draws under Letters of Credit under this Agreement will be used only for the purposes contemplated hereunder. None of the Loans or Letters of Credit will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans or Letters of Credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U or X.

         .14 Subsidiaries. As of the date of this Agreement, all the Subsidiaries of Borrower are listed on Schedule 4.14 hereto. Borrower or a Subsidiary of Borrower is the owner, free and clear of all Encumbrances, except for Encumbrances permitted under this Agreement, of all of the issued and outstanding stock of each such Subsidiary, other than shares of Borrower's foreign Subsidiaries issued to directors to meet foreign ownership requirements. Except as listed on Schedule 4.14 hereto, all shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

         .15  Investment   Company  Act.   Neither   Borrower  nor  any  of  its
Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

                                      27.

         .16 Compliance With ERISA. Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

         .17 Environmental Matters

            (a) Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Borrower and each of its Subsidiaries are in compliance in all material respects with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of Borrower and its Subsidiaries.

            (b) To the best of Borrower's knowledge, after due inquiry, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by Borrower or any of its Subsidiaries costing in excess of $100,000 per occurrence or $100,000 in the aggregate.

            (c) To the best of Borrower's knowledge, after due inquiry, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of Borrower or any of its Subsidiaries and no property now or previously owned, leased or used by Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

            (d) To the best of Borrower's knowledge, after due inquiry, there are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by Borrower or any of its Subsidiaries and no

                                      28.

governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (e) Neither Borrower nor any of its Subsidiaries, nor, to the best knowledge of Borrower, any previous owner, tenant, occupant or user of any property owned, leased or used by Borrower or any of its Subsidiaries, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only, in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of Borrower, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

V
                              AFFIRMATIVE COVENANTS

     So long as the Banks have any commitment to lend hereunder or any Loan, Letter of Credit or other Obligation hereunder, except those Obligations arising under Section 9.3, remains outstanding or unreimbursed, and unless the Requisite Banks shall otherwise consent in writing, Borrower covenants as follows:

         .1 Financial Statements and Other Reporting Requirements. Borrower shall furnish to the Banks in form and detail satisfactory to Agent and the Requisite Banks:

            (a) as soon as available, but in any event within ninety (90) days after the end of each of its fiscal years, a consolidated balance sheet as of the end of, and related consolidated statements of income, changes in stockholders' equity and cash flow for, such year, audited and certified by Price Waterhouse (or other independent certified public accountant acceptable to Agent); and, concurrently with such financial statements, a copy of said certified public accountant's management report;

            (b) as soon as available, but in any event within forty-five (45) days after the end of each of its fiscal quarters, a consolidated balance sheet as of the end of, and a related

                                      29.

consolidated statements of income and cash flow for, the period then ended, as well as the results for the year-to-date period then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

            (c) after the occurrence of an Event of Default, as soon as available, but in any event within twenty (20) days after the end of each month, a detailed accounts receivable aging report (listing current receivables and receivables of 30, 60, 90 and over 90 days duration) for all customers of Borrower, in form and substance satisfactory to Agent;

            (d) as soon as available, but in any event within ninety (90) days after the end of each of its fiscal years, a three (3) year operating plan for the new fiscal year, which operating plan shall detail, on a quarterly basis for the then-current fiscal year and annually for the two (2) subsequent years, Borrower's best estimate of revenue, expenses and balance sheet categories, presented in the customary form of balance sheets, income statements and cash flow statements.

            (e) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit E hereto signed on behalf of Borrower by its chief financial officer;

            (f) promptly after the receipt thereof by Borrower, copies of any final reports submitted to Borrower by independent public accountant in connection with any interim review of the accounts of Borrower made by such accountant;

            (g) promptly after the same are available, copies of all proxy statements, financial statements and reports as Borrower shall send to its stockholders generally and copies of all final registration statements (other than on form S-8 or other registration statements relating to option plans) and material reports (in each case without exhibits) as Borrower may file with the Securities and Exchange Commission;

            (h) if and when Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

                                      30.

            (i) immediately upon a Responsible Officer becoming aware of the existence of any condition or event that constitutes or may result in a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

            (j) promptly upon a Responsible Officer becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against Borrower or any of its Subsidiaries of which it has notice, the outcome of which would or might have a Material Adverse Effect, written notice thereof and the action being or proposed to be taken with respect thereto;

            (k) promptly upon a Responsible Officer becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto;

            (l) from time to time, such other financial data and information about Borrower or its Subsidiaries as any of the Banks may reasonably request; and

            (m) immediately upon a Responsible Officer becoming aware that Borrower or any of its Subsidiaries shall enter into any settlement, or any verdict, judgment or order for the payment of money shall be entered against any of them by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of Borrower or such Subsidiary, whether or not such verdict, judgment, order, warrant or process shall have been discharged or stayed, which settlement, verdict, judgment, order, warrant or process has an aggregate value exceeding $250,000, written notice thereof and the action being or proposed to be taken with respect thereto.

         .2 Conduct of Business. Borrower shall and shall cause its Subsidiaries to:

            (a) duly observe and comply with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business, except where failure to do so cannot be expected to have a Material Adverse Effect;

            (b) maintain its corporate existence, provided, however, that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board of Directors of Borrower, such termination is in the best interests of Borrower and its Subsidiaries taken as a whole; and

            (c) remain engaged substantially in the business of designing, manufacturing, marketing and supporting client/server workgroup networking solutions and activities reasonably related or incidental thereto.

                                      31.

         .3 Maintance and Insurance. Borrower shall maintain and cause its Subsidiaries to maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Borrower shall at all times maintain and cause its Subsidiaries to maintain liability and casualty insurance covering their respective properties and assets, with financially sound and reputable insurers in such amounts as the respective officers in the exercise of their reasonable judgment deem to be adequate and as are customary in Borrower's industry.

         .4 Taxes. Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no lien shall have been filed to secure such tax, assessment or charge.

         .5 Inspection By Bank. Borrower shall permit any authorized representatives designated by any Bank in writing, at Borrower's expense, upon reasonable notice to Borrower during normal business hours and as often as may be reasonably requested, (or if an Event of Default shall have occurred and is continuing, at any time and without prior notice and at Borrower's expense) to
(i) visit and inspect the properties of Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of Borrower and its Subsidiaries with their appropriate officers, employees, attorneys, accountants or other agents. In handling such information, each of Agent and the Banks shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5.1(a), (b), or (c) except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Agent and the Banks in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Agent or the Banks. Notwithstanding any provision of this Agreement to the contrary, neither Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination, copying or making extracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or other non-financial proprietary information unless an Event of Default exists and is continuing in which case such inspection, examination, copying or making of extracts of, or discussion of such documents and information may, at agent's option, be required; or (ii) in respect of which disclosure to such Bank (or a designated representative) is then prohibited by law.

         .6 Maintenance of Books and Records. Borrower shall keep and Borrower shall cause its Subsidiaries to keep adequate books and records of account, in which entries, true and complete in all material respects, will be made reflecting all of its business and financial

                                      32.

transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

         .7 Financial Covenants. Borrower agrees and understands that the following financial covenants shall be subject to quarterly compliance (as measured on the last day of each fiscal quarter of Borrower beginning with the quarter ending June 30, 1996) for each quarter in which a Loan or Letter of Credit is outstanding under this Agreement or in which an Event of Default has occurred and is continuing or in which Borrower is in violation of any such financial covenants or upon a request of Agent, and in each case review by the Banks of the respective fiscal quarter's consolidated financial statements delivered to Agent by Borrower pursuant to Section 5.1:

            (a) Quick Ratio. Borrower shall maintain a quick ratio (the applicable ratio to be calculated as (i) the sum of cash plus accounts receivable on a consolidated basis to (ii) Consolidated Current Liabilities plus, to the extent not already included as Consolidated Current Liabilities, the principal amount of the Loans and the principal amount undrawn under Letters of Credit then outstanding) of not less than 2.00:1.

            (b) Profitability. Borrower shall be profitable on an annual basis and shall not have a net loss on a consolidated basis in any fiscal quarter as measured quarterly for that fiscal quarter; provided, however, that for the fiscal quarter ending September 30, 1996, Borrower may have a net loss on a consolidated basis of not more than $1,000,000.

            (c) Leverage Ratio. Borrower shall maintain a ratio of Consolidated Total Liabilities (including the undrawn amount of all outstanding Letters of Credit) to Consolidated Tangible Net Worth (the "Leverage Ratio") not to exceed 1.00:1.00.

            (d)  Consolidated   Tangible  Net  Worth.  Borrower  shall  maintain
Consolidated Tangible Net Worth of at least $52,000,000.

            (e) Capital Expenditures. The consolidated Capital Expenditures of Borrower and its Subsidiaries shall not exceed $3,000,000 during any fiscal year.

         .8 Use of Proceeds. Borrower will use the proceeds of the Loans substantially for working capital purposes and not in contravention of any Requirement of Law and Borrower will use the proceeds of the Letters of Credit to support offshore local currency borrowing needs or supplier contracts and not in contravention of any Requirement of Law. Without limiting the foregoing, Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

         .9 Collateralization. At the Maturity Date, unless the Commitments hereunder are renewed, or such earlier date as the commitment hereunder terminates, Borrower shall deposit,

                                      33.

as collateral, with Sumitomo, in cash, an amount equal to the face value of any and all issued and undrawn Letters of Credit and shall execute all documents reasonably requested by Sumitomo to perfect its security interest in such collateral.

         .10 Futher Assurances. At any time and from time to time Borrower shall, and shall cause each of its Subsidiaries or other necessary parties to, execute and deliver such further instruments and take such further action as may reasonably be requested by Agent or the Requisite Banks to effect the purposes of this Agreement and the Loan Documents.

VI
                               NEGATIVE COVENANTS

     So long as the Banks have any commitment to lend hereunder or any Loan, Letter of Credit or other Obligation remains outstanding, and unless the Requisite Banks shall otherwise consent in writing, Borrower covenants as follows:

         .1 Indebtness. Neither Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

            (a) Indebtedness of Borrower or any of its Subsidiaries to the Banks or any of their affiliates hereunder;

            (b) Indebtedness existing as of the date of this Agreement and disclosed on Schedule 6.1 hereto and other normal trade Indebtedness;

            (c) Indebtedness secured by Permitted Encumbrances;

            (d) Guarantees permitted under Section 6.2;

            (e) unsecured Indebtedness of Network Peripherals International, Ltd., in Taiwan, in an aggregate amount not to exceed U.S. $2,000,000;

            (f)  Indebtedness   constituting  the  execution  of  bonds  or  the
endorsement of negotiable instruments received in the ordinary course of business; and

            (g) extensions, refinancings, modifications, amendments and restatements of any of items of indebtedness set forth in (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower, on a consolidated basis.

                                      34.

         .2 Contigent Liabilities. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or remain liable with respect to any Contingent Liabilities other than the following:

            (a) Guarantees in favor of the Banks or any of their affiliates hereunder;

            (b) Guarantees existing on the date of this Agreement and disclosed on Schedule 6.2 hereto;

            (c)  Guarantees   resulting  from  the   endorsement  of  negotiable
instruments for collection in the ordinary course of business;

            (d) Guarantees with respect to surety, appeal performance and return of money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $250,000; and

            (e) Guarantees of normal trade debt relating to the acquisition of goods and supplies.

         .3 Sale and Leaseback. Neither Borrower nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that Borrower or any of its Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred, except in the ordinary course of business.

         .4 Encumbrances. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

            (a) Encumbrances in favor of the Banks or any of their affiliates hereunder;

            (b) Encumbrances existing as of the date of this Agreement and disclosed on Schedule 6.4 hereto;

            (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

                                      35.

            (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

            (e) judgment liens that shall not have been in existence for a period longer than thirty (30) consecutive days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than thirty
(30) consecutive days after the expiration of such stay;

            (f) rights of lessors under capital leases to Borrower;

            (g) Encumbrances in respect of any purchase money obligations of Borrower and its Subsidiaries for tangible property used in its business that have been approved by the requisite Banks; provided, however, that any such Encumbrances shall not extend to property and assets of Borrower not financed by such a purchase money obligation;

            (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

            (i) Encumbrances in favor of customs and revenue authorities arising in a matter of law to secure payment of customs duties in connection with the importation of goods and Encumbrances on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums;

            (j) Encumbrances which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks or investment firms in the ordinary course of business;

            (k) non-exclusive licenses and sublicenses granted to others not interfering in any material respect with the business of Borrower or any of its Subsidiaries and any interest or title of a licensor or under any license;

            (l) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property, provided that the amount of Indebtedness secured by any such Encumbrance shall not be increased as a result

                                      36.

of such refinancing and no such Encumbrance shall extend to property and assets of Borrower or any Subsidiary not encumbered prior to any such refinancing.

         .5 Merger; Consolidation; Sale or Lease of Assets. Neither Borrower nor any of its Subsidiaries shall:e Of Assets

            (a) sell, lease or otherwise dispose of all or any part of its business assets or properties, whether now owned or hereafter acquired except as permitted by Section 6.3, other than (i) sales of inventory in the ordinary cause of business; (ii) sales of used, worn-out or surplus assets in the ordinary course of business; (iii) sales of equipment, for fair and reasonable consideration, to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are applied to the purchase price of such replacement equipment within ninety
(90) days of the date Borrower shall have provided Agent written notice of its intent to sell specifically identified equipment and so apply the purchase price; (iv) sales, transfers or liquidations of Investments permitted by Section
6.9 the proceeds of which are maintained in Borrower or its Subsidiaries, as applicable; (v) the licensing of Borrower's technology on fair and reasonable market-based terms; and (vi) sales of assets by a Subsidiary to Borrower or to another wholly owned Subsidiary at fair market value as that value would be determined between unrelated parties; or

            (b) in one  transaction  as a series of  transactions  liquidate  or
merge  or  recapitalize  or  consolidate   into  or  with,  or  acquire  all  or
substantially all of the assets of, any other person or entity.

         .6 Acquisitions  and Joint Ventures.  Except to the extent permitted by
Section 6.9, Borrower shall not, and shall not permit any of the Subsidiaries to, make any Acquisitions or Joint Ventures or to enter into any agreement to make any Acquisitions or Joint Ventures.

         .7 Subsidiary Stock Issuance. Borrower shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to Borrower or any wholly owned Subsidiary (or to other persons in connection with the issuance of directors shares or shares to satisfy local ownership requirements). Neither of Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to Borrower or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 6.5.

         .8 Early Distrubutions. Borrower shall not pay any dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock; provided, however, that this Section shall not apply to (i) the issuance, delivery or distribution by Borrower of shares of its common stock pro rata to

                                      37.

its existing shareholders, or (ii) the purchase or redemption by Borrower of its capital stock with the proceeds of the issuance of additional shares of capital stock.

         .9 Investments. Without prior written consent of the Requisite Banks, neither Borrower nor any of its Subsidiaries shall make or maintain any Investments other than

            (a) Investments by Borrower in Subsidiaries existing on the date hereof and disclosed on Schedule 6.9 and Investments by Subsidiaries in Borrower;

            (b) Qualified Investments;

            (c) Investments  existing on the date of this Agreement disclosed on
Schedule 6.9;

            (d)  Investments   consisting  of  the  endorsements  of  negotiable
instruments for deposit or collection or similar transactions in the ordinary course of business;

            (e) Investments by Borrower or a Subsidiary as part of a transaction permitted by Sections 6.2 and 6.6;

            (f) Investments consisting of receivables owing to Borrower or its Subsidiaries and advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business;

            (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

            (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

            (i) Deposit accounts;

            (j) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interest of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower, and other loans to officers and employees, which loans have been approved by the Board of Directors where such approval is required by law, all of the foregoing of not more than $200,000 in the aggregate; and

                                      38.

            (k) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in support of commercial transactions done in the ordinary course of business.

         .10 ERISA. Neither of Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

         .11 Transactions with Subsidiaries. Borrower shall not directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Subsidiary on terms less favorable to Borrower than those that might be obtained from unrelated parties who are not Subsidiaries.

VII
                                    DEFAULTS

         .1 Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

            (a) Borrower shall fail to pay when due (i) any amount of principal of any Loans, or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under the Note within three (3) days of the same becoming due and payable; or

            (b) Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(a), (b), (c), and (h), 5.5, 5.7 through 5.10 or 6.1 through 6.11; or

            (c) Borrower shall fail to perform any covenant contained in Sections 5.1(g), 5.1(i), 5.1(j), 5.2 or 5.6, and such failure shall continue for thirty (30) days; or

            (d) Borrower shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.l(a) through (c) hereof) contained in this Agreement and such default shall continue for thirty (30) days after notice thereof has been sent to Borrower by Agent; or

            (e) any representation or warranty of Borrower made in this Agreement or in the Loan Documents or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove

                                      39.

to have been false in any material respect upon the date when made or deemed to have been made; or

            (f) any event or circumstance or set of events or circumstances shall have occurred which has resulted, or could reasonably be expected to result, in a Material Adverse Effect; or

            (g) Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations for borrowed monies or advances or for the use of real or personal property outstanding in a principal amount of at least $100,000, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

            (h) Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (v) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

            (i) a proceeding or case shall be commenced, without the application or consent of Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief shall be entered in an involuntary case under any bankruptcy law against Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of Borrower or any of its Subsidiary similar to any of the foregoing shall be taken with respect to Borrower and shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

            (j) a judgment or order for the payment of money shall be entered against Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or

                                      40.

similar process shall be issued or levied against property of Borrower or such Subsidiary, that in the aggregate exceeds $250,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for thirty
(30) consecutive days;

            (k) Borrower or any member of the Controlled Group shall fail to pay when due any amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against Borrower and such proceedings shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

            (l) Borrower fails to be listed on NASDAQ or other nationally recognized exchange.

         .2 Remedies. Upon the occurrence of an Event of Default described in subsections 7.1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Majority Banks' option and upon the Majority Banks' declaration:

            (a) Agent shall file or record the Financing Statements, the Intellectual Property Security Agreements and all other documents required to perfect the first priority security interest in favor of Agent and the Banks in all assets of Borrower created by the Security Agreement and the Intellectual Property Security Agreements, and Borrower shall, and shall require its Subsidiaries and any other necessary parties to, execute all other documents required to perfect a first priority security interest in favor of Agent and the Banks in all assets of Borrower; such documents may include, without limitation, security agreements and UCC financing statements;

            (b) the Banks' Commitments to make any further Loans or issue any further Letters of Credit hereunder shall terminate;

            (c) the unpaid principal amount of the Loans together with accrued interest and all other Obligations hereunder shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

            (d) Agent or the Banks may demand that Borrower (i) deposit cash with Agent in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower

                                      41.

shall forthwith deposit and pay such amounts, and (ii) pay in advance all fees and commissions scheduled to be paid or payable over the remaining terms of such Letters of Credit; and

            (e) Agent and the Banks may exercise any and all rights they have under this Agreement, the Loan Documents or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce Agent's and the Banks' rights by any action at law, in equity or other appropriate proceeding.

VIII
                                      AGENT

         .1 Appointment, Powers And Immunities

            (a) Each Bank hereby appoints Sumitomo as Agent hereunder and under the other Loan Documents and each Bank hereby irrevocably authorizes Agent to act hereunder and thereunder as Agent of such Bank. Agent agrees to act as such upon the express conditions contained in this Section 8. In performing its functions and duties under this Agreement and under the other Loan Documents, Agent shall act solely as Agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

            (b) Each Bank irrevocably authorizes Agent to take such action on such Bank's behalf and to exercise such powers hereunder as are specifically delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. In performing its duties hereunder on behalf of the Banks, Agent shall exercise the same care which it would exercise in dealing with loans made or letters of credit issued for its own account, but it shall not be responsible to any Bank for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Agent to any Bank or by or on behalf of Borrower to Agent or any Bank, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or amounts drawn under the Letters of Credit. Unless the officers of Agent acting in their capacity as officers of Agent on Borrower's account have actual knowledge thereof or have been notified in writing thereof by the Banks, Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default. Neither Agent nor any of its officers, directors, employees, representatives or agents shall be liable to the Banks for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross

                                      42.

negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Agent to perform any act or exercise any right or power if such performance or exercise
(i) would subject Agent to a tax in a jurisdiction where it is not then subject to a tax or (ii) would require Agent to qualify to do business in any jurisdiction where it presently is not so qualified. Without prejudice to the generality of the foregoing, no Bank shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions, request or consent of the Requisite Banks and any action taken or failure to act, pursuant to such instructions, request or consent shall be binding on all Banks. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained the written instructions of the Requisite Banks. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Agent in its individual capacity.

         .2 Representations and Warranties; No Responsibility For Inspection. Each Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Loans and issuance of the Letters of Credit hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Banks or to provide any Bank with any credit or other information (other than information obtained under the provisions of this Agreement which Agent shall make available to each Bank upon request by such Bank) with respect thereto whether coming into its possession before the date hereof or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to the Banks. With respect to its participation in the Loans and the Letters of Credit hereunder, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term "Bank" or "Banks" or any similar term shall unless the context clearly indicates otherwise include Agent in its individual capacity. Agent and each of its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower as if it were not Agent.

         .3 Reliance By Agent

            (a) Agent may consult with counsel, and any opinion or legal advice of such counsel who are not employees of Agent or Borrower or any affiliate of Borrower shall be full and complete authorization and protection in respect of any action taken or suffered by Agent hereunder or under any other Loan Documents in accordance therewith.

                                      43.

            (b) Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.

            (c) Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of the Requisite Banks unless Agent shall have been provided by the Requisite Banks with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

         .4 Delegation of Duties. Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct on the part of Agent.

         .5 Right To Indemnity. Each of the Banks severally, but not jointly, agrees (a) to indemnify and hold Agent (and any person acting on behalf of Agent) harmless from and against and (b) promptly on receipt by each Bank of Agent's statement, to reimburse Agent, according to such Bank's pro rata share of the Commitment Amount, to the extent Agent shall not otherwise have been reimbursed by Borrower on account of and for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the fees and disbursements of counsel and other advisors) or disbursements of any kind of nature whatsoever with respect to Agent's performance of its duties under this Agreement and the other Loan Documents. Such reimbursement shall not in any respect release Borrower from any liability or obligation. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         .6 Resignation and Appointment of Successor Agent. Agent may, and at the request of the Majority Banks shall, resign by giving thirty (30) days' prior written notice thereof to the Banks and Borrower; provided, however, that the retiring Agent shall continue to serve until a successor Agent shall have been selected and approved pursuant to this Section 8.6. Upon any such notice or request, the Majority Banks shall appoint a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Banks and Borrower, a successor Agent from

                                      44.

among the Banks. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         .7 Conflicts. Sumitomo and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as merchant banker in any transaction for, and generally engage in any kind of business with, Borrower and any person who may do business with or own securities of Borrower, all as if Sumitomo were not Agent and without any duty to account therefor to the Banks or to disclose to the Banks confidential information which Sumitomo may receive from Borrower in connection with such other activity or business.

         .8 No Obligations of Borrower. Nothing contained in this Section 8 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to Agent or any Bank in respect of any failure by Agent or any Bank to perform any of their respective obligations to each other under this Agreement. Without limiting the generality of the foregoing sentence, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to Agent in the manner provided by this Agreement.

IX
                                  MISCELLANEOUS

         .1 Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answerback received, or electronic facsimile transmission with electronic confirmation of receipt, or when sent by telegraph or overnight courier, addressed to such party at its address indicated below:

IF TO BORROWER AT:    1371 Mccarthy Boulevard
                            Milpitas, California 95035
                            Telephone:        (408) 321-7300
                            Facsimile:        (408) 321-9218
                            Attention:        Truman Cole, Vice Pres. of Finance

IF TO AGENT AT:             SUMITOMO BANK OF CALIFORNIA

                                      45.

                            84 West Santa Clara Street, Suite 700
                            San Jose, California 95113
                            Telephone:        (408) 288-6267
                            Facsimile:        (408) 288-6292
                            Attention:        Relationship Manager -
                                              Network Peripherals Inc.

     If to any Bank, at its address specified on the signature pages hereto, or at any other address specified by such party in writing.

         .2  Expenses.  Borrower  will pay  promptly  on demand,  and subject to
Section 3.1(j), in any event within ten (10) days of invoice, all expenses of Agent in connection with the preparation, waiver or amendment of this Agreement, the Loan Documents or other documents executed in connection therewith, and all expenses of Agent and each Bank in connection with the default on or collection of the Loans or other Obligations or default, collection in connection with Agent's or any Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations,and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

         .3 Indemnification

            (a) General Indemnity. Borrower shall pay, indemnify, and hold each Bank, Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any proceeding in bankruptcy or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

            (b) Notice. Borrower shall be given prompt notice of the commencement of any action or proceeding on any Indemnified Liability and of any overt written threat of litigation on any Indemnified Liability, but the failure to receive such notice shall not relieve Borrower

                                      46.

from any of its obligations under this Section 9.3, except to the extent Borrower has been actually damaged thereby.

            (c) Selection of Counsel. Borrower shall have the right, with the consent of the Indemnified Person (which shall not be withheld unreasonably), to select a firm of attorneys as legal counsel to defend any Indemnified Liability, and Borrower shall pay the fees, expenses and disbursements of such counsel and any special or local counsel; and if the Indemnified Person or such legal counsel determines in good faith that representing such Indemnified Person would or could result in a conflict of interest, or that a defense, crossclaim or counterclaim is available to such Indemnified Person that is not available to any other Person represented by such legal counsel in the same proceeding, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense, crossclaim or counterclaim, such Indemnified Person shall be entitled to separate representation, at Borrower's expense, by legal counsel selected by such Indemnified Person and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel.

            (d) Seperate Counsel. Each Indemnified Person shall have the right to be represented by counsel of its own choosing (i) at Borrower's expense whenever any Event of Default is continuing, except that Borrower shall be obligated under this Section 9.3 only to pay the reasonable fees and expenses of one firm of attorneys chosen by Agent to represent its interests and the other Indemnified Person as a group, or (ii) when such Indemnified Person is entitled to separate representation at Borrower's expense as set forth in Section 9.3(d), and (iii) at any time and under any circumstances at such Indemnified Person's expense; and Borrower and the attorneys selected by Borrower shall cooperate in all reasonable respects with such counsel.

            (e) Survival; Defense. The obligations in this Section 9.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such person's sole discretion, and reasonably satisfactory to Borrower, at the sole cost and expense of Borrower. All amounts owing under this Section 9.3 shall be paid within thirty (30) days after demand.

         .4 Set-Off

            (a) Regardless of the adequacy of other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head offices of Agent, the Banks or any of their branch offices to Borrower may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by Agent and the Banks against any and all obligations of Borrower to Agent and the Banks or any

                                      47.

of their affiliates in such manner as the head offices of the Banks or any of their branch offices in their sole discretion may determine.

            (b) Unless otherwise expressly provided herein, all interest, fees and principal payments on the Loans to Borrower hereunder are to be divided among the Banks in the same proportion as each Bank's pro rata share of the Commitment Amount. Any sums obtained from Borrower or any Subsidiary by any Bank by reason of the exercise of its rights of set-off or banker's lien or otherwise shall be shared among all the Banks in the same proportion and applied first to Obligations of Borrower under this Agreement. Nothing in this Section 9.4(b) shall be deemed to require the sharing by the Banks of collections (other than by set-off or banker's lien) with respect to any other Obligations of Borrower or any Subsidiary to any Bank.

         .5 Term of Agreement. This Agreement shall continue in full force and effect so long as the Banks have any Commitment to make Loans or issue Letters of Credit hereunder or any Loan or Letter of Credit or any Obligation hereunder, except Obligations arising under Section 9.3, shall be outstanding.

         .6 No Waivers. No failure or delay by Agent or the Banks in exercising any right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Loan Documents provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

         .7 Governing Law. This Agreement and the Loan Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the State of California (without giving effect to any conflicts of laws provisions contained therein).

         .8 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks, Borrower and acknowledged by Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Banks, Borrower and acknowledged by Agent, do any of the following:

            (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to subsection 7.2(a)) or subject any Bank to any additional obligations;

                                      48.

            (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to Banks (or any of them) hereunder or under any Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

            (e) amend this Section 9.8 or Section 9.4(b); or

            (f) discharge any guarantor of the Obligations, or release all or substantially all of any collateral for the Obligations except as otherwise may be provided in the Loan Documents or except where the consent of the Requisite Banks only is specifically provided for;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Requisite Banks or all Banks, as the case may be, affect the rights or duties of Agent under this Agreement or any other Loan Document.

         .9 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower and Banks and their respective successors and assigns; provided that Borrower may not assign or transfer its rights or obligations hereunder. Banks may sell, transfer or grant participations in the Note, without the prior written consent of Borrower, and Borrower agrees that, in addition to such rights as a Bank may grant pursuant to Section 9.10 below, any transferee or participant shall be entitled to the benefits of Sections 2.9, 2.10, 2.14, 5.5, 9.3 and 9.4 to the same extent as if such transferee or participant were a Bank hereunder; provided that notwithstanding any such transfer or participation, Borrower may, for all purposes of this Agreement, treat such Banks as the persons entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto. Nothing in this Section shall negate the provisions of Section 9.10 below.

         .10 Assignments, Participations, Etc.

            (a) Any Bank may, with the written consent of Borrower (at all times other than during the existence of an Event of Default) and Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more financial institutions (provided that no written consent of Borrower or Agent shall be required in connection with any assignment and delegation by a Bank to an affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 (provided that Sumitomo may assign and delegate such rights and obligations to any of its affiliates in a minimum amount of $5,000,000); provided, however, that (i) Borrower and Agent may continue to deal solely and

                                      49.

directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance in form and substance acceptable to Agent ("Assignment and Acceptance") and (C) the assignor Bank or Assignee has paid to Agent Agent's customary fee as agreed to by the assignor Bank, provided that no processing fee shall be charged for any assignment to a Bank or a Bank's affiliate.

            (b) From and after the date that Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.

            (d) Any Bank may at any time sell to one or more commercial banks or other persons not affiliates of Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would otherwise require unanimous consent of Banks.

            (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                      50.

         .11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

         .12 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

         .13 Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

         .14 Waiver of Jury Trial. AGENT, THE BANKS AND BORROWER AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY AGENT, THE BANKS AND BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER AGENT NOR THE BANKS NOR BORROWER HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         .15 Entire Agreement. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

BORROWER                             NETWORK PERIPHERALS INC.


                                     By:
                                        ----------------------------------------
                                     Printed Name:
                                                  ------------------------------
                                     Title:
                                           -------------------------------------

AGENT                                SUMITOMO BANK OF CALIFORNIA

                                      51.

                                     By:
                                        ----------------------------------------
                                     Printed Name:
                                                  ------------------------------
                                     Title:
                                           -------------------------------------

                                     By:
                                        ----------------------------------------
                                     Printed Name:
                                                  ------------------------------
                                     Title:
                                           -------------------------------------

BANKS                                SUMITOMO BANK OF CALIFORNIA


                                     By:
                                        ----------------------------------------
                                     Printed Name:
                                                  ------------------------------
                                     Title:
                                           -------------------------------------

                                     By:
                                        ----------------------------------------
                                     Printed Name:
                                                  ------------------------------
                                     Title:
                                           -------------------------------------

                                     Address for notices:
                                     SUMITOMO BANK OF CALIFORNIA
                                     84 West Santa Clara Street, Suite 700
                                     San Jose, California 95113
                                     Telephone:        (408) 288-6267
                                     Facsimile:        (408) 288-6292
                                     Attention:        Relationship Manager -
                                                       Network Peripherals Inc.

                                      52.

                                   SCHEDULE 1

                           REVOLVING COMMITMENT AMOUNT


         BANK                                                         COMMITMENT

         Sumitomo Bank of California                          $10,000,000.00

                                  SCHEDULE 4.12

             EXECUTIVE OFFICES AND INVENTORY AND EQUIPMENT LOCATIONS
                           OF NETWORK PERIPHERALS INC.

1371 McCarthy Boulevard
Milpitas, CA 95035
USA

9F-6 No. 4, Land 609 Sec. 5
Chung Hsin Road
San Chung City, Taipei
Taiwan

140 Cecil Street #10-03
PIL Building
Singapore

Transmolenlaan 12
3447 GZ Woerden
The Netherlands

                                  SCHEDULE 4.14

                    SUBSIDIARIES OF NETWORK PERIPHERALS INC.


                                                       JURISDICTION
NAME OF SUBSIDIARY                                     OF INCORPORATION                             % OWNERSHIP

Network Peripherals International, Ltd.                Delaware                                        100%

Network Peripherals FSC, Inc.                          Barbados                                        100%

                                  SCHEDULE 6.1

                    INDEBTEDNESS OF NETWORK PERIPHERALS INC.


None.

                                  SCHEDULE 6.2

                     GUARANTEES OF NETWORK PERIPHERALS INC.


None.

                                  SCHEDULE 6.4

                    ENCUMBRANCES OF NETWORK PERIPHERALS INC.


None.

                                  SCHEDULE 6.9

                     INVESTMENTS OF NETWORK PERIPHERALS INC.


None.


                                                  TABLE OF CONTENTS
                                                                                                               Page

SECTION I
                                                     DEFINITIONS................................................ 1.
         1.1      Definitions................................................................................... 1.
         1.2      Accounting Terms..............................................................................10.

SECTION II

                                                DESCRIPTION OF CREDIT...........................................11.
         2.1      Commitment to Lend............................................................................11.
         2.2      Notice And Manner Of Borrowing Or Conversion Of Loans.........................................12.
         2.3      Letters Of Credit.............................................................................12.
         2.4      Fees..........................................................................................15.
         2.5      Reduction Of Commitment Amount................................................................15.
         2.6      The Note......................................................................................15.
         2.7      Duration Of Interest Periods..................................................................16.
         2.8      Interest Rates And Payments Of Interest.......................................................16.
         2.9      Changed Circumstances.........................................................................17.
         2.10     Capital Requirements..........................................................................19.
         2.11     Payments And Prepayments Of The Loans.........................................................19.
         2.12     Method Of Payment.............................................................................20.
         2.13     Overdue Payments..............................................................................20.
         2.14     Payments Not At End Of Interest Period........................................................20.
         2.15     Computation Of Interest And Fees..............................................................21.
         2.16     Right To Replace Bank.........................................................................21.

SECTION III

                                                 CONDITIONS OF LOAN.............................................21.
         3.1      Conditions Precedent To Initial Loan..........................................................21.
         3.2      Conditions Precedent To All Loans.............................................................23.

SECTION IV

                                           REPRESENTATIONS AND WARRANTIES.......................................24.
         4.1      Organization And Qualification................................................................24.
         4.2      Corporate Authority...........................................................................24.
         4.3      Valid Obligations.............................................................................24.
         4.4      Consents Or Approvals.........................................................................24.
         4.5      Title To Properties; Absence Of Encumbrances..................................................25.

                                                                 i.

                                                        TABLE OF CONTENTS
                                                            (continued)

         4.6      Financial Statements..........................................................................25.
         4.7      Changes.......................................................................................25.
         4.8      Defaults......................................................................................25.
         4.9      Taxes.........................................................................................25.
         4.10     Litigation....................................................................................25.
         4.11     Material Contracts............................................................................25.
         4.12     Executive Offices and Inventory and Equipment Locations.......................................26.
         4.13     Use Of Proceeds...............................................................................26.
         4.14     Subsidiaries..................................................................................26.
         4.15     Investment Company Act........................................................................26.
         4.16     Compliance With ERISA.........................................................................26.
         4.17     Environmental Matters.........................................................................26.

SECTION V

                                                AFFIRMATIVE COVENANTS...........................................28.
         5.1      Financial Statements And Other Reporting Requirements.........................................28.
         5.2      Conduct Of Business...........................................................................30.
         5.3      Maintenance And Insurance.....................................................................30.
         5.4      Taxes.........................................................................................30.
         5.5      Inspection By Bank............................................................................30.
         5.6      Maintenance Of Books And Records..............................................................31.
         5.7      Financial Covenants...........................................................................31.
                  (a)      Quick Ratio..........................................................................31.
                  (b)      Profitability........................................................................31.
                  (c)      Leverage Ratio.......................................................................32.
                  (d)      Consolidated Tangible Net Worth......................................................32.
                  (e)      Capital Expenditures.................................................................32.
         5.8      Use Of Proceeds...............................................................................32.
         5.9      Collateralization.............................................................................32.
         5.10     Further Assurances............................................................................32.

SECTION VI

                                                 NEGATIVE COVENANTS.............................................32.
         6.1      Indebtedness..................................................................................32.
         6.2      Contingent Liabilities........................................................................33.

                                                                 ii

                                                        TABLE OF CONTENTS
                                                            (continued)

         6.3      Sale And Leaseback............................................................................33.
         6.4      Encumbrances..................................................................................33.
         6.5      Merger; Consolidation; Sale Or Lease Of Assets................................................35.
         6.6      Acquisitions And Joint Ventures...............................................................35.
         6.7      Subsidiary Stock Issuance.....................................................................35.
         6.8      Equity Distributions..........................................................................36.
         6.9      Investments...................................................................................36.
         6.10     ERISA.........................................................................................37.
         6.11     Transactions with Subsidiaries................................................................37.

SECTION VII

                                                      DEFAULTS..................................................37.
         7.1      Events Of Default.............................................................................37.
         7.2      Remedies......................................................................................39.

SECTION VIII

                                                        AGENT...................................................40.
         8.1      Appointment, Powers And Immunities............................................................40.
         8.2      Representations And Warranties; No Responsibility For Inspection..............................41.
         8.3      Reliance By Agent.............................................................................41.
         8.4      Delegation Of Duties..........................................................................42.
         8.5      Right To Indemnity............................................................................42.
         8.6      Resignation And Appointment Of Successor Agent................................................42.
         8.7      Conflicts.....................................................................................43.
         8.8      No Obligations Of Borrower....................................................................43.

SECTION IX

                                                    MISCELLANEOUS...............................................43.
         9.1      Notices.......................................................................................43.
         9.2      Expenses......................................................................................44.
         9.3      Indemnification...............................................................................44.
                  (a)      General Indemnity....................................................................44.
                  (b)      Notice...............................................................................44.
                  (c)      Selection Of Counsel.................................................................44.

                                                                iii.

                                                        TABLE OF CONTENTS
                                                            (continued)

                  (d)      Separate Counsel.....................................................................45.
                  (e)      Survival; Defense....................................................................45.
         9.4      Set-Off.......................................................................................45.
         9.5      Term Of Agreement.............................................................................45.
         9.6      No Waivers....................................................................................46.
         9.7      Governing Law.................................................................................46.
         9.8      Amendments And Waivers........................................................................46.
         9.9      Binding Effect Of Agreement...................................................................47.
         9.10     Assignments, Participations, Etc..............................................................47.
         9.11     Counterparts..................................................................................48.
         9.12     Partial Invalidity............................................................................48.
         9.13     Captions......................................................................................48.
         9.14     Waiver Of Jury Trial..........................................................................48.
         9.15     Entire Agreement..............................................................................49.

                                                                iv.

                                    EXHIBITS


EXHIBIT A         Form of Promissory Note
EXHIBIT B         Form of Security Agreement
EXHIBIT C         Form of Intellectual Property Security Agreements
EXHIBIT D         Form of Notice of Borrowing or Conversion
EXHIBIT E         Form of Report of Chief Financial Officer
EXHIBIT F         Form of Opinion of Gray Cary Ware & Freidenrich

         SCHEDULES

SCHEDULE 1        Commitments
SCHEDULE 4.12     Executive Offices and Inventory and Equipment Locations
SCHEDULE 4.14     Subsidiaries
SCHEDULE 6.1      Indebtedness
SCHEDULE 6.2      Guarantees
SCHEDULE 6.4      Encumbrances
SCHEDULE 6.9      Investments

                                       v.